EXHIBIT 10.20

PROMISSORY NOTE EXTENSION AGREEMENT

$50,000.00	March 25, 2013

For value received, Guardian 8 Holdings, a Nevada corporation (the “Maker”) promised to pay to C. Stephen Cochennet, or its registered assigns or successors in interest (the “Holder”) the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions as set forth in that Term Note (“Note”) in the sum of Fifty Thousand Dollars ($50,000), dated December 28, 2012, which Note becomes due and payable on or about March 28, 2013.

By execution by the parties herein, this Promissory Note Extension Agreement extends the Maturity Date of the Note to and including May 27, 2013. All terms and conditions of the Note shall remain the same other than the Maturity Date.

IN WITNESS WHEREOF, Maker and Holder have caused this Promissory Note Extension Agreement to be executed and delivered as of the day and year first above written.

“Maker”
Guardian 8 Holdings
a Nevada corporation

By: /s/ Kathleen Hanrahan
                                                                                                Kathleen Hanrahan, Chief Financial Officer
“Holder”

/s/ C. Stephen Cochennet
C. Stephen Cochennet